EXECUTION COPY


SECOND FORBEARANCE AGREEMENT

THIS AGREEMENT made as of the 1ST day of April, 2004.

A M O N G:

RED BROOK DEVELOPMENTS LIMITED, on its own behalf and on behalf of certain debentureholders

"Red Brook")

- and -

VISUAL BIBLE INTERNATIONAL, INC.

("Visual Bible")

- and -

VISUAL BIBLE INTERNATIONAL (CANADA) INC.
THE BOOK OF JOHN, INC.

(collectively, the "Guarantors")

WHEREAS:

1. Visual Bible is indebted to the Debentureholders pursuant to the Debentures;

2. to secure the indebtedness, liabilities and obligations owing to the Debentureholders under the Debentures, Visual Bible granted a security interest in its assets to Red Brook and to the Debentureholders pursuant to the Debenture Security;

3. the Guarantors have executed and delivered to and in favour of the Debentureholders the Guarantees listed in Schedule 1.1(q) hereto;

4. to secure the indebtedness, liabilities and obligations owing to the Debentureholders under the Guarantees, each of the Guarantors granted a security interest in their respective assets to the Debentureholders pursuant to the Guarantor Security;

5. Red Brook, on its own behalf and on behalf of the Debentureholders, expressed concern to Visual Bible and as a result, on January 23, 2004 and January 28, 2004 made demand for repayment of a portion of the indebtedness, liabilities and obligations owing to Debentureholders;

6. Red Brook, on its own behalf and on behalf of the Debentureholders, by a letter dated February 4, 2004 agreed to defer certain payments owing to them under the Debentures until February 15, 2004 (the "Deferred Payments");

7. As a result of Visual Bible's defaults under the Debentures and the Debenture Security, Red Brook, on its own behalf and on behalf of the Debentureholders, agreed to forbear from enforcing their rights pursuant to a forbearance agreement among Red Brook, on its own behalf and on behalf of the Debentureholders, Visual Bible and the Guarantors made as of February 19, 2004 (the "First Forbearance Agreement");

8. Visual Bible and the Guarantors are in default of their obligations under the Documents, as a result of which, Red Brook, on its own behalf and on behalf of the Debentureholders, have a right to enforce their remedies under the Documents, including those granted under the First Forbearance Agreement;

9. Visual Bible has requested that the Debentureholders forbear further from exercising their rights and remedies under the Documents so as to permit Visual Bible an opportunity to restructure its business and affairs in accordance with the terms and provisions set forth in this Agreement; and

10. as an inducement to Red Brook and the Debentureholders to so forebear, Visual Bible and the Guarantors have agreed to enter into this Agreement, which shall be in addition to and shall not replace the terms and conditions of the First Forbearance Agreement.

NOW THEREFORE in consideration of the acknowledgements, confirmations, covenants and agreements contained herein, and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the Parties hereto), each of the Parties hereto hereby agrees as follows:

ARTICLE 1
INTERPRETATION

1.1 Definitions:    Unless otherwise specifically defined in this
Agreement, all capitalized terms used in this Agreement shall have the meanings ascribed to them in the Debentures. The following terms shall have the following meanings:


(a) "Additional Security" has the meaning set out in the First
Forbearance Agreement;

(b) "Applicable Shareholders" has the meaning set out in Section
7.1(k) hereof;

(c) "Budget" has the meaning set out in Section 7.1(b)  hereof;

(d) "Business Day" means any day, other than a Saturday or Sunday, which chartered banks in Canada are open for commercial banking during normal banking hours;

(e) "Deferred Payments" has the meaning set out in the recitals hereto;

(f) "Debentures" means, collectively, those agreements executed by Visual Bible listed in Schedule 1.1(f) hereto;

(g) "Debentureholders" means, collectively, those entities listed on
Schedule 1.1(g) hereto, each of which has been issued one more
Debentures by Visual Bible;

(h) "Debenture Security" means, collectively, those security agreements executed by Visual Bible listed in Schedule 1.1(h) hereto;

(i) "Deluxe" means, collectively, Deluxe Media Services, Inc.,
Deluxe Media Laboratories, Inc., and Deluxe Toronto Ltd.;

(j) "Direct Response Sales" means sales of Units by Visual Bible pursuant to television or radio infomercial advertising or pursuant to print or web advertising which calls for a telephone, mail or web response by the consumer and shall include all sales of Units to the Canadian Bible Society;

(k) "Disbursement Agreement" means the agreement made as of April 1, 2004 among Red Brook, on its own behalf and on behalf of the Debentureholders, Visual Bible, Visual Bible International (Canada) Inc., Deluxe and the Disbursing Agent, regarding the collection and distribution of Visual Bible's accounts receivable/receipts from all sources;

(l) "Disbursing Agent" means Shiner Zweig Inc. or any replacement agent that is appointed in accordance with the terms of the Disbursement Agreement;

(m) "Documents" means, collectively, the First Forbearance
Agreement, the Debentures, the Debenture Security, the Guarantees and the Guarantor Security;

(n) "Event of Default" means any of the events set forth in Section
8.1 hereof;

(o) "Final Date"  has the meaning set out in Section 7.1(m) hereof;

(p) "First Forbearance Agreement" has the meaning set out in the recitals hereto;

(q) "Forbearance Termination Date" has the meaning set out in
Section 5.1 hereof;

(r) "Guarantees" means, collectively, those guarantees executed by the Guarantors listed on Schedule 1.1(q) hereto;

(s) "Guarantor Security" means, collectively, the security agreements executed by the Guarantors listed on Schedule 1.1(r) hereto;

(t) "Indebtedness" means all amounts currently owing or that may in the future be owing by Visual Bible to the Debentureholders under the Documents, including the amounts as more particularly set out in
Schedule 2.1 hereto, including any interest accrued or accruing thereon and all costs, fees and expenses of Red Brook, including, without limiting the generality of the foregoing, the fees, costs and disbursements of a receiver or receiver and manager appointed by Red Brook or a court, the legal and other professional fees of Red Brook and any such receiver or receiver and manager on a full indemnity basis;

(u) "Parties" means any one or more of the parties referred to in this Agreement, as the context may require;

(v) "Registrable Securities" has the meaning set out in Section
7.1(k) hereof;

(w) "Registration Statement" has the meaning set out in Section
7.1(k) hereof;

(x) "Rentail Sales " means sales of Units by Visual Bible to video rental outlets;

(y) "Retail Sales" means sales of Units by Visual Bible to retail outlets;

(z) "Securities Act" has the meaning set out in Section 7.1(k) hereof;

(aa) "Security" means, collectively, the Debenture Security, the Guarantor Security and the Additional Security;

(bb) "Statutory Payments" has the meaning set out in Section 6.1(c) hereof;

(cc) "Target Date"  has the meaning set out in Section 7.1(m) hereof;

(dd) "Unit" means any one of the following:

(i) a set consisting of one or more videocassettes of the film entitled "The Gospel of John";

(ii) a set consisting of one or more DVD discs of the film entitled "The Gospel of John";
(iii) a set consisting of one or more other audio visual medium, whether currently existing or developed in the future of the film entitled "The Gospel of John"; or

(iv) any combination of the items set out in the immediately preceding subparagraphs;

(ee) "Warrants" means any warrants issued by Visual Bible to the Debentureholders.


ARTICLE 2
INDEBTEDNESS

2.1 Acknowledgement of Indebtedness: Visual Bible acknowledges that as at March 22, 2004, Visual Bible is indebted to the Debentureholders in the amounts set forth in Schedule 2.1 hereto.


ARTICLE 3
ACKNOWLEDGEMENTS

3.1 Acknowledgements by Visual Bible: Visual Bible confirms and acknowledges to Red Brook, on its own behalf and on behalf of the Debentureholders, that:

(a) the recitals set out herein are true and correct in every respect and shall form part of this Agreement;

(b) Visual Bible is in default of its obligations to the Debentureholders under the terms of the Debentures, the Debenture
Security and the First Forbearance Agreement, as the case may be;

(c) Red Brook, on its own behalf and on behalf of the Debentureholders, has no obligation to grant the indulgence and forbearance provided for herein;

(d) the Indebtedness owing to the Debentureholders;

(e) Visual Bible has no right or claim of setoff or any similar right or claim against the Debentureholders in connection with the Indebtedness; and

(f) all of the terms of the Debenture Security, the First Forbearance Agreement and the Additional Security are, and any other security delivered by Visual Bible and/or the Guarantors or any other person or entity to the Debentureholders to secure the Indebtedness, and any other liabilities and obligations owing to the Debentureholders after the date hereof will be, in full force and effect, constitute legal, valid and binding obligations of Visual Bible or such other person or entity, as applicable, enforceable against such person or Visual Bible, as applicable.

3.2 Acknowledgements by the Guarantors: The Guarantors hereby confirm and acknowledge to Red Brook, on its own behalf and on behalf of the Debentureholders, that:

(a) the recitals set out herein are true and correct in every respect and shall form part of this Agreement;

(b) the Indebtedness is owing to the Debentureholders by Visual Bible;

(c) the Guarantors have no right or claim of setoff or any similar right or claim against the Debentureholders in connection with the amounts that may be owing by them under the Guarantees;

(d) all of the terms of the Guarantor Security, the Additional
Security and the First Forbearance Agreement constitute legal, valid and binding obligations of the Guarantors and/or such other person or entity, as applicable, enforceable against each of them;

(e) there is no dispute respecting the liability of the Guarantors in connection with the Indebtedness and the obligations of the Guarantors to repay the Indebtedness according to the provisions of the Guarantees;

(f) the Guarantees delivered by the Guarantors are in full force and effect, constitute legal, valid and binding obligations of the Guarantors, enforceable against the Guarantors; and

(g) the Guarantors consent to Visual Bible entering into this Agreement and acknowledge the terms and conditions relating to the repayment of the Indebtedness as set forth herein and in the Disbursement Agreement and nothing herein shall limit the Guarantors obligations to Red Brook and the Debentureholders.


ARTICLE 4
WAIVER

4.1 No Challenge.    Visual Bible and the Guarantors hereby
acknowledge and agree:

(a) not to challenge, attack or contest the legal, valid, binding and enforceable nature of this Agreement or any of the Documents or the security interests and the liens granted thereunder; and

(b) that nothing contained herein in any way will impair or limit the validity, priority or extent of the Security.


ARTICLE 5
FORBEARANCE

5.1 Forbearance. Subject to the terms and conditions of this Agreement and the Disbursement Agreement and/or except as otherwise provided for herein or under the Disbursement Agreement, until the earlier of July 31, 2004 or the occurrence of an Event of Default (the "Forbearance Termination Date"), Red Brook, on its own behalf and on behalf of the Debentureholders, agrees to forbear from taking any steps to enforce the Security.

5.2 Termination and Survival.

(a) Notwithstanding Section 5.1 hereof and subject to Section 5.2(b) hereof, this Agreement shall terminate on July 31, 2004 if:

(i) there are no Events of Default;  and

(ii) all amounts payable by Visual Bible or the Guarantors as at July 31, 2004 to the Debentureholders under the Documents or under this Agreement are paid in full, including without limiting the generality of the foregoing, all amounts which the Debentureholders agreed to forbear upon hereunder or under the First Forbearance Agreement.

(b) Notwithstanding any termination of this Agreement the Parties acknowledge and agree that Sections:

(i) 7.1(d), 7.1(e)(ii), 7.1(f), 7.1(i), 7.1(o) and 7.1(p) of this
Agreement shall only survive the termination of this Agreement until:

(A) all principal, interest, fees and expenses owing or payable at any time by Visual Bible or the Guarantors to the Debentureholders under the Documents or under this Agreement have been paid in full; and

(B) all royalty payments required to be made by Visual Bible to the Debentureholders under the Debentures are current; and

(ii) 7.1(a), 7.1(e)(i), 7.1(j)(iii), 7.1.(m) 7.1(q), 8.4, and the
last paragraph of Section 7.1(g), of this Agreement shall survive the termination of this Agreement.


ARTICLE 6
REPRESENTATIONS AND WARRANTIES

6.1 Representations and Warranties:  Each of Visual Bible and the
Guarantors represent and warrant to and in favour of Red Brook, on its own behalf and on behalf of the Debentureholders, and acknowledge that Red Brook, on its own behalf and on behalf of the Debentureholders, is relying upon such representations and warranties in entering into this Agreement as follows:

(a) Visual Bible and the Guarantors are each duly incorporated, organized and subsisting under the laws of their respective jurisdictions of incorporation;

(b) the execution, delivery and performance of this Agreement by Visual Bible and the Guarantors and the performance of their obligations hereunder:

(i) have been duly authorized by all necessary corporate actions;

(ii) do not conflict with or result in a breach or violation of or constitute a default under;

(A) the constating documents or by-laws of Visual Bible and the Guarantors;

(B) any law, rule, regulation, order, judgment, writ, injunction or decree applicable to Visual Bible and the Guarantors; and

(C) any commitment, agreement or other instrument to which Visual
Bible and the Guarantors is now a party or otherwise bound;  and

(c) all remittances owing by Visual Bible and the Guarantors to the federal and provincial governments and agencies, including, without limitation, in respect of provincial sales tax, goods and services tax and source deductions and like amounts (collectively, the "Statutory Payments") are current and in good standing.

6.2 Non-Merger: The representations and warranties set forth herein shall survive the execution and delivery of this Agreement, and shall continue in full force and effect until the repayment of the Indebtedness in full.

ARTICLE 7
COVENANTS

7.1 Visual Bible and each of the Guarantors hereby covenant and agree with Red Brook, on its own behalf and on behalf of the Debentureholders, that:

(a) the Warrants are hereby amended as follows:

(i) the existing term to exercise the Warrants is hereby extend by two (2) additional years from the current date of expiration contained in the Warrants; and

(ii) the exercise price in the Warrants is hereby fixed at US$1.00 per warrant;

(b) Visual Bible's monthly overhead shall not exceed the aggregate monthly amounts set out in the budget attached hereto as Schedule
7.1(b) for the period from March 1, 2004 to July 31, 2004 (the
"Budget");

(c) Visual Bible or the Guarantors, as the case may be, shall pay on a current basis, consistent with contractual trade terms, all debts and liabilities incurred by them from the date hereof forward, including without limiting the generality of the foregoing, the Statutory Payments and amounts due for all goods and services purchased or received after the date hereof by Visual Bible or the Guarantors, except as modified by the terms of the Disbursement Agreement or by any payment terms that have been agreed to by trade creditors before the date hereof and set out in the Budget;

(d) Visual Bible shall forthwith irrevocably direct all of its customers to remit all proceeds of sale or lease or other exploitation of the assets of Visual Bible or the Guarantors to one or more bank accounts to be administered by the Disbursing Agent pursuant to the Disbursement Agreement and all such funds shall be deposited in such bank accounts. In the event that any customer remits any amounts to Visual Bible or the Guarantors they shall hold them in trust in accordance with the terms of the Disbursement Agreement and remit them forthwith to the Disbursing Agent for deposit in such account;

(e) except as modified hereunder or under the Disbursement Agreement:

(i) for all sales of Units the Debentureholders shall receive in accordance with terms of the Debentures the amounts required to be paid to them under the Debentures; and

(ii) Visual Bible shall not sell Units for less than US$39.95 per such Unit;

(f) notwithstanding the terms of the Debentures, but subject to the terms hereof and the terms of the Disbursement Agreement:

(i) in respect of any Retail Sales and Rentail sales of Units, Visual Bible shall be entitled to sell Units at not less than US$35.00 per Unit, in respect of which the Debentureholders shall receive the amounts required to be paid to them under the Debentures and in respect any Retail Sales or Rentail Sales of Units below US$35.00 per Unit, the Debentureholders shall receive fifty percent (50%) of the revenue and/or receipts of such sale;

(ii) in respect of sales of Units to Canadian Bible Society, Visual Bible shall be entitled to sell Units at not less than US$27.00 per Unit, in respect of which the Debentureholders shall receive the amounts required to be paid to them under the Debentures;

(iii) in respect of all other sales of Units, including, without limitation to Trinity Broadcasting Network, Visual Bible shall be entitled to sell Units at less than US$39.95 per Unit, in respect of which the Debentureholders shall receive fifty percent (50%) of the revenue/receipts of such sale;

(iv) in respect of all revenue and/or receipts from:

(A) sales of Units sold outside the continental United States and Canada; and

(B) licenses or distribution rights granted worldwide;

the Debentureholders shall be entitled to receive to fifty percent (50%) of all such funds; and

(v) in respect of all revenue/and or receipts from theatrical releases in the continental United States and Canada by Thinkfilm
LLC, or any other theatrical releases, the Debentureholders shall be entitled to receive fifty percent (50%) of all such funds that Visual Bible is entitled to receive;

(g) notwithstanding the terms of the Debentures and except as modified by the terms of the Disbursement Agreement, from the date hereof until July 31, 2004, in respect of revenue and/or receipts from Direct Response Sales, the Debentureholders shall be entitled to the following:

(i) if 25,000 Units or less are sold by Visual Bible in any calendar month, the Debentureholders shall receive fifty percent (50%) of the amounts required to be paid to them under the Debentures;

(ii) if more than 25,000 Units but less than 35,000 Units are sold by Visual Bible in any calendar month, the Debentureholders will receive:

(A) fifty percent (50%) of the amounts required to be paid to them under the Debentures for the first 25,000 Units; and

(B) seventy five (75%) of the amounts required to be paid to them under the Debentures for the next 10,000 Units;

(iii) if more than 35,000 Units but less than 45,000 Units are sold by Visual Bible in any calendar month, the Debentureholders will receive:

(A) fifty percent (50%) of the amounts required to be paid to them under the Debentures for the first 25,000 Units;

(B) seventy five (75%) of the amounts required to be paid to them under the Debentures for the next 10,000 Units; and

(C) one hundred percent (100%) of the amounts required to be paid to them under the Debentures for all Units sold that exceed 35,000
Units; and

(iv) if more than 45,000 Units are sold by Visual Bible in any calendar month, the terms of the Debentures will apply unamended;

Notwithstanding the foregoing and for greater certainty, upon the earlier of July 31, 2004 or the occurrence of an Event of Default, the Debentureholders will be entitled to receive one hundred percent (100%) of the amounts that are required to be paid to them in accordance with the terms of the Debentures for all Direct Response Sales, including, without limiting the generality of the foregoing, all amounts that would have been required to be paid to them under the Debentures for Direct Response Sales but for this Subsection 7.1(g) of this Agreement.

(h) Visual Bible or the Disbursing Agent, as the case may be, shall pay to Red Brook, on its own behalf and on behalf of the Debentureholders, or as Red Brook may direct in writing, US$50,000 on or before March 29, 2004 and US$50,000 on or before April 14, 2004. These amounts shall be applied by Red Brook on account of the arrears owing to the Debentureholders for by Visual Bible for Direct Response Sales for the month of March, 2004 and shall reduce the amounts owing by Visual Bible to the Debentureholders for such period accordingly;

(i) Visual Bible shall pay to Red Brook US$10,000 per month, plus goods and services or other applicable taxes and its reasonable out of pocket expenses, on account of the consulting fees incurred by Red Brook as follows:

(i) US$10,000 per month, plus goods and services or other applicable taxes and its reasonable out of pocket expenses, on or before April 14, 2004 for the consulting fees owing to Red Brook for the month of March 2004; and

(ii) starting on April 30, 2004, US$10,000 per month, plus goods and services or other applicable taxes and its reasonable out of pocket expenses, on the last Business Day of each month on account of the consulting fees owing to Red Brook for such month;



(j) Visual Bible shall:

(i) on or before April 23, 2004 have received not less than US$400,000 and not more than US$1,500,000 in common share equity for newly issued common shares at a share price of not less than US$0.50 per common share.

(ii) pay to Red Brook, on its own behalf and on behalf of the Debentureholders, or as Red Brook may direct in writing, a lump sum payment of:

(A) US$200,000 on or before April 23, 2004; and

(B) US$200,000 on or before May 23, 2004;

on account of their arrears in addition to the other payments required to be made to the Debentureholders under the terms of this Agreement, the Disbursement Agreement or the Documents; and

(iii) on or before April 23, 2004, in partial consideration for the forbearance and other benefits contained herein, issue 15,033,645 common shares in Visual Bible, to the Debentureholders (or a lesser number of shares as may be determined by the Debentureholders in their sole and unfettered discretion) in accordance with the Debentureholders pro rata share of the Indebtedness. These shares and all other shares in Visual Bible that are or may in the future be issued to the Debentureholders will be subject to any and all investor rights agreements entered into by Visual Bible and any of the Debentureholders;

(k) on or before June 4, 2004, Visual Bible shall file with the U.S. Securities and Exchange Commission a registration statement (the "Registration Statement") on the appropriate form pursuant to the U.S. Securities Act of 1933, as amended (the "Securities Act"), covering:

(i) the common shares of Visual Bible currently issued to the Debentureholders and the shares of Visual Bible either issued or to be issued to the other entities or persons listed on Schedule 7.1(k) (such entities and persons referred to collectively as the "Applicable Shareholders"); and

(ii) the common shares of Visual Bible to be issued to the Debentureholders pursuant to Section 7.1(j)(iii) of this Agreement,

(such shares in the immediately preceding clauses (i) and (ii) of this subparagraph being referred to collectively as the "Registrable Securities").

(l) the Registration Statement shall not include certain of the Registrable Securities held by an Applicable Shareholder if:

(i) such Applicable Shareholder has received from Visual Bible or its legal counsel the initial questionnaire form required to complete the Registration Statement on or before May 10, 2004 and has not provided Visual Bible or its legal counsel within ten (10) calendar days after receipt by such Applicable Shareholder, the information requested by Visual Bible or its legal counsel as part of the initial questionnaire to enable the Registration Statement as to such Applicable Shareholder's Registrable Securities to be completed and filed;

(ii) such Applicable Shareholder does not respond within (10) calendar days to all other requests for information regarding such Applicable Shareholder, the distribution of such Applicable Shareholder's Registrable Securities or any other matter deemed reasonably necessary or appropriate by Visual Bible or its legal counsel in connection with the preparation and filing of the Registration Statement as to such Applicable Shareholder's Registrable Securities; and

(iii) the absence of the information withheld under the immediately preceding clauses (i) and (ii) of this subparagraph materially and adversely, in the good faith reasonable opinion of Visual Bible or its legal counsel, affects Visual Bible's ability to file the Registration Statement with the U.S. Securities and Exchange Commission or to cause the Registration Statement to be declared effective by the Target Date.

(m) after filing the Registration Statement, Visual Bible shall use its best efforts to:

(i) cause the Registration Statement to be declared effective within ninety (90) days after its filing date (the "Target Date"); provided that so long as Visual Bible has used its best efforts throughout such 90-day period to so cause the Registration Statement to be declared effective during such 90-day period, the failure of the Registration Statement to be declared effective on the Target Date shall not be a default hereunder. In the event that the Registration Statement has not been declared effective by the Target Date and Visual Bible has used its best efforts to cause it to be so declared effective no later than the Target Date, then Visual Bible shall have an additional ninety (90) days from the Target Date to use its best efforts to cause the Registration Statement to be declared effective (the "Final Date"), it being expressly understood and agreed that if the Registration Statement has not been declared effective by the Final Date (regardless of whether Visual Bible has used its best efforts to cause the Registration Statement to be declared effective by such date), then this shall be deemed a default under the Documents and an Event of Default under this Agreement; and

(ii) keep such Registration Statement continuously effective under the Securities Act until the date when all Registrable Securities covered by such Registration Statement have been sold or become eligible for sale pursuant to Rule 144(k) under the Securities Act;

(n)  on or before April 14, 2004 the creditors listed on Schedule
7.1(n)
          hereto shall have irrevocably agreed in writing to;

(A) convert not less than US$1,471,107 owing to such creditors by Visual Bible to common shares in the capital of Visual Bible at a share price equal to US$1.00 per common share; and

(B) not take any action against Visual Bible or the Guarantors for the collection or enforcement of their debt;

(ii) on or before May 14, 2004 Visual Bible shall have issued the common shares referred to in Section 7.1(n)(i)(A) to the appropriate creditors;

(o) Visual Bible shall use its best efforts to cause US$238,000 owed to the creditors of Visual Bible listed on Schedule 7.1(o) hereto to be converted, on or before April 14, 2004, to common shares in the capital of Visual Bible at a share price equal to US$1.00 per common share;

(p) Visual Bible shall pay all of Red Brook's outstanding professional fees, costs and expenses in an amount not to exceed US$350,000 on or before July 31, 2004 in accordance with the terms of the Disbursement Agreement, and shall on or before September 30, 2004 pay the remaining outstanding professional fees, costs and expenses of Red Brook; and

(q) Notwithstanding any provision to the contrary, the Debentures are hereby amended as follows:

(i) for administrative purposes only (i.e. as among the Debentureholders and not as between the Debentureholders and Visual Bible) to assist Visual Bible or the Disbursing Agent in determining the Debentureholders pro rata share of the Indebtedness, all amounts paid or to be paid to the Debentureholders on account of the Indebtedness shall be applied from and after the Effective Date of the Debentures:

(A) first, to the repayment of the original principal amounts of the Debentures;

(B) second, to accrued but unpaid interest owing to the Debetureholders under the Debentures; and

(C) third, to any accrued and unpaid royalty payments owing by Visual Bible to the Debentureholders under the Debentures;

(ii) notwithstanding the immediately preceding paragraph, for all other purposes, including without limiting the generality of the foregoing, to calculate the arrears owing from time to time on the outstanding Indebtedness, all amounts paid or to be paid to the Debentureholders on account of the Indebtedness shall be applied from and after the Effective Date of the Debentures:

(A) first, to accrued but unpaid interest owing to the Debetureholders under the Debentures; and

(B) second, to the repayment of the original principal amounts of the Debentures.


ARTICLE 8
DEFAULT

8.1 Events of Default: The occurrence of any one or more of the following events (each, an "Event of Default") shall constitute a default under this Agreement:

(a) the Disbursement Agreement is not executed and delivered by all the parties thereto, other than Red Brook, on its own behalf and on behalf of the Debentureholders, on or before April 1, 2004;

(b) Visual Bible is in default of any of its covenant and obligations under the Disbursement Agreement;

(c) the Disbursing Agent has not received sufficient funds to enable it to make the payments to the Debentureholders under the terms of the Disbursement Agreement and/or the terms hereof;

(d) the Disbursement Agreement is terminated for any reason;

(e) if, on or before April 6, 2004:

(i) Visual Bible does not receive orders for at least 130,000 Units for Retail Sales and Rentail Sales; or

(ii) Deluxe fails to manufacture and deliver at least 130,000 Units for Retail Sales and Rentail Sales to the appropriate retail and rentail outlets and fails to confirm in writing to Visual Bible delivery of such Units;

(f) Deluxe fails to manufacture and deliver all other Units ordered by Visual Bible or otherwise within five (5) Business Days of receipt by Deluxe of such order;

(g) fifty percent (50%) or more of all Units manufactured and delivered by Deluxe or otherwise are returned;

(h) if Visual Bible exceeds in any month the amounts set out in the Budget for overhead by five percent (5%) or more;

(i) if all amounts owing by Visual Bible or the Guarantors as of July 31, 2004 to the Debentureholders under the Documents or under this Agreement, including amounts which the Debentureholders agreed to forbear upon hereunder or under the First Forbearance Agreement, are not received by the Debentureholders on or before July 31, 2004;

(j) any other default or failure in the observance or performance of any other payment or other covenant, obligation or agreement by Visual Bible or the Guarantors contained herein, under the Disbursement Agreement or under any of the Documents, unless such default has occurred before the date hereof and is not continuing, or is specifically authorized herein;

(k) any material representation, warranty or statement contained herein which is or proves to be untrue or incorrect;

(l) Visual Bible or any of the Guarantors commits or threatens to commit any act of bankruptcy or any action is taken by Visual Bible or any of the Guarantors to institute proceedings to be adjudicated a bankrupt or insolvent or Visual Bible or any of the Guarantors consents to the institution of bankruptcy or insolvency proceedings (unless such proceedings are instituted by or at the request of Red Brook or the Debentureholders) or Visual Bible or any of the Guarantors makes any assignment or proposal in bankruptcy or gives notice of an intention to do so or a bankruptcy petition is filed or presented against Visual Bible or any of the Guarantors under the Bankruptcy and Insolvency Act (Canada), the Companies' Creditors Arrangement Act (Canada) or under any other bankruptcy, insolvency or analogous statute or law;
(m) the holder of any security interest, lien, charge or other encumbrance on all or any part of Visual Bible's or any of the Guarantors property, assets or undertaking, delivers a notice of intention to enforce its security or takes possession of all or any substantial part of such property, assets and undertaking;
(n) an execution, seizure, distress or any other process becomes enforceable against Visual Bible or any of the Guarantors or upon any or all of the property and assets of Visual Bible or any of the Guarantors, provided however that:
(i) if such process is either in respect of a debt of less than US$10,000 or against a single piece of machinery or equipment not essential for the operation of Visual Bible's or the Guarantors' businesses, then Visual Bible or either of the Guarantors, as the case may be, shall have five (5) Business Days to cure this default; or

(ii) with respect to any arbitration award in favour of Dr. S. Small, it will not be an Event of Default until the earlier of: (a) five (5) days after the service of an application or motion to enforce such award; or (b) such award becomes enforceable against Visual Bible or any of its assets;

(o) Visual Bible or any of the Guarantors grants to or for the benefit of any present or future creditor any form of security in order to secure any obligations or liabilities owing or that may be owing to such creditor, without the prior written consent of Red Brook or the Debentureholders, save and except for the purchase money security interest in favour of Deluxe that was granted by Visual Bible to Deluxe in the Inventory Security Agreement dated as of March 1, 2004 and other purchase money security interests granted by Visual Bible or the Guarantors to purchase, lease or replace a particular piece of office equipment;
(p) Visual Bible or any of the Guarantors sells, assigns, transfers, gifts, mortgages, disposes of or otherwise alienates any of their respective property or assets at any time from the date hereof to or for the benefit of any person, without the prior written consent of Red Brook or the Debentureholders, other than:
(i) in the ordinary course of business; or

(ii) the transfer of all Visual Bible's interest relating to the Mathew and Acts films as full and final settlement of all amounts owing by Visual Bible to the International Bible Society;

(q) Visual Bible or the Guarantors cease to carry on business or threatens to cease carrying on business;

(r) any event, events or circumstance that have occurred since the date of this Agreement, which independently or together with any other event, events or circumstance that have occurred or are reasonably likely to occur, have or are reasonably likely to have a material adverse change on the business of Visual Bible or the Guarantors, the results of their respective operations, the condition, financial or otherwise, of such business (whether or not covered by insurance), the property, assets and undertaking of Visual Bible or the Guarantors, the transactions contemplated by this Agreement, the legality, validity or enforceability of this Agreement or the Documents or the ability of Visual Bible or the Guarantors to perform their respective obligations under this Agreement or the Documents, in each case in the opinion of the Red Brook acting reasonably; or

(s) a receiver, receiver and manager, agent, liquidator or other similar administrator be appointed in respect of the property, assets and undertaking of Visual Bible or any of the Guarantors, or any material part thereof, or the taking by a secured party, lien claimant, other encumbrancer, judgment creditor or a person asserting similar rights of possession of the any of the property, assets and undertaking of Visual Bible or any of the Guarantors, or any part thereof.

8.2 Notice of Event of Default:    Notwithstanding anything herein
to the contrary, if an Event of Default occurs hereunder, other than an Event of Default under Sections 8.1(l), 8.1(m), 8.1(n), 8.1(p), 8.1(q) and 8.1(s) or any similar provision in any of the Documents, Red Brook on its own behalf and on behalf of the Debentureholders, hereby agrees to provide Visual Bible and the Guarantors, as the case may be, with twenty four (24) hours written notice to cure such Event of Default, before it exercises any of its or the Debentureholders remedies hereunder or under any of the Documents.

8.3 Cure Period:  Visual Bible shall  have:

(a) upon a breach of the covenants set out in Section 7.1(j)(i) and
Section 7.1(j)(ii) hereof, ten (10) Business Days to cure such Event of Default; and

(b) the five (5) Business Day cure period as provided for and set out in Section 8.1(n)(i);

and Red Brook, on its own behalf and on behalf of the Debentureholders, hereby agrees not to exercise any of its remedies hereunder or under any of the Documents until the expiration of such
cure periods.   For greater certainty, the application of such cure
periods shall not apply to any other Event of Default hereunder or any other default of Visual Bible or the Guarantors under any of the Documents or this Agreement.

8.4 Acceleration.    Notwithstanding any provision in the Documents
to the contrary, all of the Indebtedness shall immediately become due and payable upon the occurrence of an Event of Default or any other default under any of the Documents.

ARTICLE 9
REMEDIES ON DEFAULT

9.1 Remedies. Notwithstanding any provision in the Documents to the contrary, on the Forbearance Termination Date, Visual Bible and each of the Guarantors hereby acknowledge, consent and agree that Red Brook, on its own behalf and on behalf of the Debentureholders, shall have the immediate right, without further notice or demand, to enforce all its rights and remedies under any of the Documents, this Agreement at law or in equity, without restriction or hindrance.
9.2 Consents. Subject to Section 9.3 and without limiting the generality of Section 9.1, for greater certainty, upon the occurrence of an Event of Default, each of Visual Bible and the Guarantors shall be deemed to have irrevocably consented to the immediate enforcement of Red Brook's rights under this Agreement or the Documents (notwithstanding any provision in the Documents to the contrary), including, without limitation, the immediate appointment of a receiver or receiver and manager of the property, assets and undertaking of Visual Bible or the Guarantors pursuant to the Security, any instrument or by order of any Court.
9.3 Consent to Form of Order.   Visual Bible and each of the
Guarantors hereby consent to an order appointing an interim receiver substantially in the form attached as Schedule 9.3 hereto, which consent shall be effective upon the occurrence of Event of Default. Notwithstanding the foregoing, but subject to any provisions herein to the contrary, Visual Bible and the Guarantors expressly reserve their right to make submissions to the Court that an Event of Default has not occurred hereunder should an application be made by Red Brook and/or the Debentureholders to appoint an interim receiver.

ARTICLE 10
GENERAL

10.1 Schedules. All Schedules attached hereto form an integral part of this Agreement.

10.2 Severability. If any provision of this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of this Agreement shall not be affected thereby and shall remain valid and enforceable.

10.3 Paramountcy. In the event of any conflict, inconsistency, ambiguity or difference between the provisions of this Agreement and of the First Forbearance Agreement, the provisions of this Agreement shall govern and be paramount, and any such provision in the First Forbearance Agreement shall be deemed to be amended to the extent necessary to eliminate any such conflict, inconsistency, ambiguity or difference.

10.4 Successors and Assigns. This Agreement shall enure to the benefit of and be binding upon and enforceable by the Parties and their respective successors, assigns, and other legal representatives; provided, however, that Visual Bible and the Guarantors may not assign this Agreement or any benefit hereunder without the prior written consent of Red Brook, which may be unreasonably or arbitrarily withheld. For greater certainty, Red Brook may assign this Agreement or any of its rights hereunder at any time or times to any person or persons without notice to or the consent of Visual Bible or any of the Guarantors.

10.5 Notices. All notices between the Parties shall be in writing. Notices delivered personally or by telecopier shall be deemed received on the same Business Day if delivered personally or by telecopier before 3:00 p.m. on such day, and otherwise on the next Business Day. Notices deposited with an overnight courier service prior to its deadline on any Business Day shall be deemed received on the following business day.

     All notices to the Visual Bible and the Guarantors shall be given to:

     Visual Bible International, Inc.
     1235 Bay Street
     Suite 300
     Toronto, ON
     M5R 3K4
     Attention:    Maurice Colson
     Fax Number:    (416) 921-9951

     All notices to Red Brook shall be given to:

     Red Brook Developments Limited
     3751 Victoria Park Avenue
     Toronto, Ontario
     M1W 3Z4
     Attention:     Elly Reisman
     Fax Number:    (416) 449-6438

     with a copy to:

     Soho Financial, a division of 1061269 Ontario Limited
     3751 Victoria Park Avenue
     Toronto, Ontario
     M1W 3Z4
     Attention:     Ed Rosenblat
     Fax Number:    (416) 449-6438

10.6 Further Assurances. Each of the Parties hereto agrees to execute and deliver or cause to be executed and delivered all such instruments and to take all such action as the other party may reasonably request in order to effectuate the intent and purposes of and to carry out the terms of this Agreement.

10.7 Financing Statements. Visual Bible hereby specifically authorizes and directs Red Brook, on its own behalf and on behalf of the Debetureholders, to file any financing statements, financing change statements or amendments thereto naming Visual Bible, as the debtor, and describing the collateral as "all personal property of Visual Bible" or "all assets of Visual Bible" or words of similar effect in such jurisdictions and in such filing offices as Red Brook may deem necessary or desirable to perfect the security interest granted to it hereunder or under the Documents.

10.8 Voluntary.     Visual Bible and the Guarantors hereby warrant
that the terms of this Agreement are fully understood by them and that this Agreement is made voluntarily, for the purpose of making compromise and adjustment of the amounts forbeared hereunder.

10.9 Amendments. No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by Visual Bible and each of the Guarantors and Red Brook, and no waiver of any provision of this Agreement nor consent to any departure by Visual Bible and the Guarantors therefrom shall be effective unless it is in writing and signed by Red Brook, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

10.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

10.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and such counterparts together shall constitute one and the same agreement. Counterparts may be executed in original or facsimile form and the Parties may adopt any signatures received by a facsimile machine as original signatures of the Parties.

10.12 Captions and Headings. The captions and headings preceding the text of the sections or subsections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement, nor shall they in any way affect its meaning, construction or effect.

10.13 Time of the Essence. Time shall be of the essence of this Agreement in all respects.

10.14 Gender, Number etc.: In this Agreement, words importing the singular number only shall include the plural and vice versa, words importing gender shall include all genders and words importing persons shall include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities.

[signatures follow on the next page]

IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement as the date first set out above.

RED BROOK DEVELOPMENTS LIMITED, on its own behalf and on behalf of the Debentureholders



By:
Name: Elly Reisman
Title:  President


By:
Name:
Title:


VISUAL BIBLE INTERNATIONAL, INC.


By:
Name: Maurice Colson
Title:  Chief Executive Officer


By:
Name:
Title:


VISUAL BIBLE INTERNATIONAL (CANADA) INC.



By:
Name: Maurice Colson
Title:  Chief Executive Officer


By:
Name:
Title:


THE BOOK OF JOHN, INC.


By:
Name: Maurice Colson
Title: Chief Executive Officer


By:
Name:
Title:

SCHEDULE 1.1(f)

DEBENTURES AND ADDENDA THERETO

1. Visual Bible International, Inc. Debentures to Red Brook
Developments Limited, Ruth Reisman Limited, Augusta Holding Inc.,
Art Kleinstein, Beverly Reisman, Zivojin Maznic, Ronald Prosserman and George Steels each dated December 24, 2002 as amended.

2. Visual Bible International, Inc. Subsequent Funding Debentures to AGF Growth Equity Fund, GWL Growth Equity Fund, London Life Growth Equity Fund, IG AGF Diversified Growth Fund and IG AG Diversified Growth Class each dated December 24, 2002; Visual Bible International, Inc. Subsequent Funding Debenture to Stanley Nashen, dated January 23, 2003; and Visual Bible International, Inc. Subsequent Funding Debenture to Patrick McDougal, dated February 6, 2003 as amended.

3. Addendum to the Debentures among Visual Bible International, Inc., Red Brook Developments Limited, Ruth Reisman Limited, Augusta Holding Inc., Art Kleinstein, Beverly Reisman, Zivojin Maznic, Ronald Prosserman, George Steels, Stan Nashen, AGF Growth Equity Fund, GWL Growth Equity Fund, London Life Growth Equity Fund, IG AGF Diversified Growth Class, IG AGF Diversified Growth Fund and Patrick McDougall, acknowledged and agreed to by The Book of John, Inc., dated as of February 17, 2003 as amended.

4. Second Addendum to the Debentures among Visual Bible International, Inc., Red Brook Developments Limited, Ruth Reisman Limited, Augusta Holding Inc., Art Kleinstein, Beverly Reisman, Zivojin Maznic, Ronald Prosserman, George Steels, Stan Nashen, AGF Growth Equity Fund, GWL Growth Equity Fund, London Life Growth Equity Fund, IG AGF Diversified Growth Class, IG AGF Diversified Growth Fund and Patrick McDougall, acknowledged and agreed to by The Book of John, Inc., dated as of March 4, 2003 as amended.

5. Third Addendum to the Debentures among Visual Bible International, Inc., Red Brook Developments Limited, Ruth Reisman Limited, Augusta Holding Inc., Art Kleinstein, Beverly Reisman, Zivojin Maznic, Ronald Prosserman, George Steels, Stan Nashen, AGF Growth Equity Fund, GWL Growth Equity Fund, London Life Growth Equity Fund, IG AGF Diversified Growth Class, IG AGF Diversified Growth Fund and Patrick McDougall, acknowledged and agreed to by The Book of John, Inc., dated as of March 6, 2003 as amended.

6. Fourth Addendum to the Debentures between Visual Bible
International, Inc. and Red Brook Developments Limited, acknowledged and agreed to by The Book of John, Inc., dated as of March 20, 2003 as amended.

7. Fifth Addendum to the Debentures and First Amendment to Subscription Agreements among Visual Bible International, Inc., Red Brook Developments Limited, Ruth Reisman Limited, Augusta Holding Inc., Arthur Kleinstein, Beverly Reisman, Ronald Prosserman, George
N. Steels and S. Nashen, dated as of August 28, 2003 as amended.

8. Visual Bible International, Inc. Debenture to Red Brook
Developments Limited, dated March 4, 2003 as amended.

9. Visual Bible International, Inc. Debenture to Red Brook
Developments Limited, dated March 6, 2003 as amended.

10. Visual Bible International, Inc. Debenture to Red Brook
Developments Limited, dated March 20, 2003 as amended.

11. Visual Bible International, Inc. B Unit Debentures to Red Brook Developments Limited, Art Kleinstein, Herman Grad, Inglewood
Holdings Inc, Maurice Colson, Sheldon Glow, Stan Nashen, Erin Mills Investment Corporation, Westdale Construction Co. Limited and Tom
Krobot each dated August 28, 2003 as amended.

12. All other Debentures issued by Visual Bible International, Inc. to the Debentureholders.

SCHEDULE 1.1(g)
DEBENTUREHOLDERS


A Unit Debenture Holders
B Unit Debenture Holders


Red Brook Developments Limited
Red Brook Developments Limited


Augusta Holding Inc.
The Erin Mills Investment Corp.


Ruth Reisman Limited
Westdale Construction Co. Limited


AGF Growth Equity Fund
Inglewood Holdings Inc.


GWL Growth Equity Fund
Herman Grad


London Life Growth Equity Fund
Arthur Kleinstein


IG AGF Diversified Growth Fund
Thomas Krobot


IG AGF Diversified Growth Class
Maurice Colson


New Century Investment Holdings Ltd.
Dr. Sheldon Glow


Arthur Kleinstein
Stanley Nashen


Zivojin Maznic



Ronald Prosserman



Beverly Reisman



Stanley Nashen



George N. Steels

SCHEDULE 1.1(h)

SECURITY AGREEMENTS GRANTED
IN CONNECTION WITH THE DEBENTURES

1. General Security Agreement among Visual Bible International, Inc. and Red Brook Developments Limited, Augusta Holding Inc., Beverly Reisman c/o Soho Financial, George Steels, Art Kleinstein, Ron Prosserman, Ruth Reisman Limited, Zivojin Maznic, AGF Growth Equity Fund, GWL Growth Equity Fund, London Life Growth Equity Fund, IG AGF Diversified Growth Fund, IG AGF Diversified Growth Class and Patrick McDougal, dated December 24, 2002 (the "Canadian Unit A Debenture Security") as amended.

2. Security Agreement by and among Visual Bible International, Inc. and Red Brook Developments Limited, Ruth Reisman Limited, Augusta Holding Inc., Art Kleinstein, Beverly Reisman, Zivojin Maznic, Ronald Prosserman and George Steels, dated December 24, 2002 (the "US Unit A Group A Debenture Security") as amended.

3. Security Agreement by and among Visual Bible International, Inc. and AGF Growth Equity Fund, GWL Growth Equity Fund, London Life Growth Equity Fund, IG AGF Growth Equity Fund, IG AGF Diversified Growth Class, Stan Nashen and Patrick McDougall, dated December 24, 2002 (the "US Unit A Group B Debenture Security" and together with the US Unit A Group A Debenture Security, the "US Unit A Debenture Security") as amended.

4. General Security Agreement among Visual Bible International, Inc. and Red Brook Developments Limited, Westdale Construction Co.
Limited, Erin Mills Investment Corp., Herman Grad, Art Kleinstein, Tom Krobot, Maurice Colson, Sheldon Glow, Stan Nashen and Inglewood Holdings Inc., dated August 28, 2003. (the "Canadian Unit B
Debenture Security") as amended.

5. Security Agreement by and among Visual Bible International, Inc. and Red Brook Developments Limited, the Erin Mills Investment Corporation, Herman Grad, Art Kleinstein, Thomas C. Krobot, Maurice
J. Colson, Sheldon Glow, S. Nashen, Inglewood Holdings Inc. and one other party, dated August 28, 2003 (the "US Unit B Debenture Security") as amended.

6. The Additional Security as granted in the First Forbearance
Agreement.

SCHEDULE 1.1(q)

GUARANTEES

1. Guarantee and Postponement of Claim by Visual Bible International (Canada), Inc. in favour of Red Brook Developments Limited, Ruth Reisman Limited, Augusta Holding Inc., Art Kleinstein, Beverly Reisman c/o Soho Financial, Zivojin Maznic, Ron Prosserman, George Steels, Stan Nashen, Patrick McDougall, Jayvee & Co. c/o AGF Management Limited and Royal Trust Corp. of Canada c/o AGF Management Limited, dated as of February 14, 2003, as amended.

2. Guarantee and Postponement of Claim by The Book of John, Inc. in favour of Red Brook Developments Limited, Ruth Reisman Limited, Augusta Holding Inc., Art Kleinstein, Beverly Reisman c/o Soho Financial, Zivojin Maznic, Ron Prosserman, George Steels, Stan Nashen, Patrick McDougall, Jayvee & Co. c/o AGF Management Limited and Royal Trust Corp. of Canada c/o AGF Management Limited, dated as of February 14, 2003 as amended.

3. Guarantee and Postponement of Claim by Visual Bible International (Canada), Inc. in favour of Red Brook Developments Limited, Westdale Construction Co. Limited, Erin Mills Investment Corp., Herman Grad, Art Kleinstein, Tom Krobot, Maurice Colson, Sheldon Glow, Stan Nashen and Inglewood Holdings Inc., dated as of August 28, 2003 as amended.

4. Guarantee and Postponement of Claim by The Book of John, Inc. in favour of Red Brook Developments Limited, Westdale Construction Co. Limited, Erin Mills Investment Corp., Herman Grad, Art Kleinstein, Tom Krobot, Maurice Colson, Sheldon Glow, Stan Nashen and Inglewood Holdings Inc., dated as of August 28, 2003 as amended.

SCHEDULE 1.1(r)

SECURITY AGREEMENTS GRANTED
IN CONNECTION WITH THE GUARANTEES

1. General Security Agreement by Visual Bible International (Canada), Inc. in favour of Red Brook Developments Limited, Ruth Reisman Limited, Augusta Holding Inc., Art Kleinstein, Beverly Reisman c/o Soho Financial, Zivojin Maznic, Ron Prosserman, George Steels, Stan Nashen, Patrick McDougall, Jayvee & Co. c/o AGF Management Limited and Royal Trust Corp. of Canada c/o AGF Management Limited, dated as of February 14, 2003 as amended.

2. General Security Agreement by The Book of John, Inc. in favour of Red Brook Developments Limited, Ruth Reisman Limited, Augusta Holding Inc., Art Kleinstein, Beverly Reisman c/o Soho Financial, Zivojin Maznic, Ron Prosserman, George Steels, Stan Nashen, Patrick McDougall, Jayvee & Co. c/o AGF Management Limited and Royal Trust Corp. of Canada c/o AGF Management Limited, dated as of February 14, 2003 as amended.

3. General Security Agreement by Visual Bible International (Canada), Inc. in favour of Red Brook Developments Limited, Westdale Construction Co. Limited, Erin Mills Investment Corp., Herman Grad, Art Kleinstein, Tom Krobot, Maurice Colson, Sheldon Glow, Stan Nashen and Inglewood Holdings Inc., dated as of August 28, 2003 as amended.

4. General Security Agreement by The Book of John, Inc. in favour of Red Brook Developments Limited, Westdale Construction Co. Limited, Erin Mills Investment Corp., Herman Grad, Art Kleinstein, Tom
Krobot, Maurice Colson, Sheldon Glow, Stan Nashen and Inglewood
Holdings Inc., dated as of August 28, 2003 as amended.

5. "The Book of John" f/k/a "The Gospel of John" Copyright Mortgage and Assignment; Power of Attorney by the Book of John, Inc. to and in favour of Red Brook Developments Limited, Ruth Reisman Limited, Augusta Holding Inc., Art Kleinstein, Beverly Reisman c/o Soho Financial, Zivojin Maznic, Ron Prosserman, George Steels, Stan
Nashen, Patrick McDougall, Jayvee & Co. c/o AGF Management Limited, Royal Trust Corp. of Canada ITF Acct: 99480027 and Royal Trust Corp.
of Canada ITF Acct: 99480072, dated as of February 14, 2003 as amended.

6. "The Book of John" f/k/a "The Gospel of John" Copyright Mortgage and Assignment; Power of Attorney by The Book of John, Inc. to and in favour of Red Brook Developments Limited, Westdale Construction Co. Limited, Erin Mills Investment Corp., Herman Grad, Art Kleinstein, Tom Krobot, Maurice Colson, Sheldon Glow, Stan Nashen and Inglewood Holdings Inc., dated as of August 28, 2003 as amended.

SCHEDULE 2.1
INDEBTEDNESS

Indebtedness

1. US$627,081 on account of all arrears due by Visual Bible to the Debentureholders under the Documents.

2. US$16,552,685 on account of the total indebtedness owing by Visual Bible to the Debentureholders under the Documents.

2. All royalties, professional fees incurred by Red Brook to date that are secured under the Documents or required to be paid by Visual Bible or either of the Guarantors under the Documents, under this Agreement or under the Disbursement Agreement.

SCHEDULE 7.1(b)
BUDGET

SCHEDULE 7.1(k)
REGISTRABLE SECURITIES

SCHEDULE 7.1(n)
AGREED TO DEBT TO EQUITY CONVERSIONS

SCHEDULE 7.1(o)
BEST EFFORTS DEBT TO EQUITY CONVERSIONS

SCHEDULE 9.3
FORM OF ORDER